                                                                    EXHIBIT 10.2

                              EMPLOYMENT AGREEMENT


         This Employment Agreement (the "Agreement") is by and between SNB Bancshares, Inc., a Texas corporation (the "Company"), and Harvey E. Zinn, an individual residing in Fort Bend County, Texas (the "Employee"), effective as of July 20, 2004 (the "Effective Date").

                                   WITNESSETH:

         In consideration of the mutual covenants and agreements contained in this Agreement, the parties agree as follows:

         1. Employment. On the terms and subject to the conditions of this Agreement, the Company hereby employs Employee, and engages the services of the Employee to serve as President and Chief Executive Officer ("CEO") of Southern National Bank of Texas (the "Bank") and President and CEO of the Company (collectively referred to as the "Offices"), and Employee hereby accepts employment with the Bank and the Company according to the terms set forth in this Agreement.

         2. Duties. Employee is hereby employed and shall work at the location of the Company or at such other place or places as may be directed by the Company. The Employee shall have the position (including status, offices, titles and reporting requirements), authority, duties and responsibilities usually associated with the Offices of a company having assets similar in nature and value to the assets of the Company.

         3. Compensation and Benefits. The compensation and other benefits payable to Employee shall include, in addition to any further benefits or compensation as later approved by the Board of Directors of the Company, the following:

                  3.1 Salary. The Company will pay to Employee an annual salary of $242,021, subject to annual increases as determined by the Board of Directors of the Company or the Compensation Committee. The Employee's annual salary shall be payable in accordance with the Company's customary policies, subject to payroll and withholding deductions as may be required by law and other deductions applied generally to employees of the Company for insurance or other employee benefit plans.

                  3.2 Bonuses. Employee shall be eligible for any bonus that may be associated with similarly situated officers, including but not limited to an annual bonus of up to 100% of his annual salary, based upon performance objectives as determined by the Compensation Committee, and the Company's performance evaluated against those performance objectives.

                  3.3 Expenses. Employee shall be reimbursed for any and all reasonable costs and expenses incurred by Employee in performance of his services and duties as specified in this Agreement or incurred by Employee on behalf of, or in furtherance of the business of, the Company including, but not limited to, professional dues and fees, and business expenses incurred in connection with travel and entertainment; provided, however, that Employee shall submit to the Company supporting receipts and information satisfactory to the Company with respect to such reasonable costs and expenses.

                  3.4 Other Benefits. During the term of Employee's employment, he shall be entitled to: (i) receive health insurance benefits with the same coverages and deductibles as applicable to other senior executive officers; (ii) participate in the Company's other benefit plans such as 401k plans, disability plans, vacation and sick leave, and other benefits which are now or may be available to all other executive employees of the Company; (iii) an automobile allowance; and (iv) membership at a local country club.

         4.       Confidential Information.

                  4.1 Confidential Information Defined. As used herein, "Confidential Information" means all technical and business information (including financial statements and related books and records, personnel records, customer lists, arrangements with customers and suppliers, manuals and reports) of the Company and the Bank (whether such information is owned by, licensed to or otherwise possessed by the Company or the Bank), whether patentable or not, which is of a confidential, trade secret and/or proprietary character and which is either developed by Employee (alone or with others) or to which Employee has had access during his employment. "Confidential Information" shall include, but is not limited to, information of a technical or business nature such as ideas, discoveries, inventions, improvements, trade secrets, know-how, manufacturing processes, specifications, writings and other works of authorship, computer programs, financial figures and reports, marketing plans, customer lists and data, and/or business plans or data which relate to the actual or anticipated business of the Company or any affiliate or its actual or anticipated areas of research and development. "Confidential Information" shall also include, but is not limited to, confidential evaluations of, and the confidential use or non-use by Company or any affiliate of, technical or business information in the public domain, as well as the confidential, trade secret and proprietary information of third parties with whom the Company or any affiliate has a business relationship.

                  4.2 Employee's Restrictions. Employee shall, both during and after his employment with the Company, protect and maintain the confidential, trade secret and/or proprietary character of all Confidential Information. Employee shall not, during or after termination of his employment, directly or indirectly, disclose any Confidential Information, for so long as it shall remain proprietary or protectible as confidential or trade secret information, except as may be necessary for the performance of his duties under this Agreement. Employee shall deliver promptly to the Company, at the termination of his employment or at any other time at the Company's request, without retaining any copies, all documents and other material in his possession relating, directly or indirectly, to any Confidential Information.

         5. Covenant Not to Compete. Immediately upon the Effective Date of this Agreement, the Company shall provide Employee with Confidential Information relating to the business of the Bank and the Company, and shall continue to provide Employee with ever changing Confidential Information regarding customers, methodologies and business strategies. Employee also will have immediate access to, or knowledge of, Confidential Information of third parties, such as actual and potential customers, suppliers, partners, joint ventures, investors, and financing sources. In order to protect the Confidential Information and in order to enforce Employee's agreement not to disclose Confidential Information, Company and Employee agree to the non-competition provisions set forth below:

                  5.1 Covenant Not to Compete During Employment. Employee shall, during the term of this Agreement, devote his entire time, attention, energies and business efforts to his duties as an employee of the Company and to the business of the Company. Employee shall not, during the term of this Agreement, directly or indirectly, for and on behalf of himself or any person, firm, partnership, corporation or other legal entity, own more than a five percent share, manage, operate, control, make loans or advances to, guarantee the obligations of, or participate in the ownership or management or operations of or be employed by or otherwise engage in the operation of any business that is in competition in any manner whatsoever with the business of the Company.

                  5.2 Post-Employment Covenant Not to Compete. Employee agrees that for a period of thirty (30) months after the termination of employment for "Good Reason - Change in Control" are defined herein ("Non-Competition Period"), Employee will not, except as an employee of Company, in any capacity for Employee or others, directly or indirectly:

                           (a)      compete or engage, anywhere in the
                  geographic area comprised of Houston, Texas and the fifty (50) mile radius surrounding Houston, Texas, as well as a fifty
                  (50) mile radius of any banking center (branch) of the Company, (collectively referred to herein as the "Market Area") in a business similar to that of Company, or compete or engage in that type of business which Company has plans to engage in, or any business which Company has engaged in during the preceding twelve (12) month period if within the twenty-four (24) months before the termination of Employee's employment, Employee had access or potential access to information regarding the proposed plans or the business in which Company engaged;

                           (b) take any action to invest in, own, manage, operate, control, participate in, be employed or engaged by or be connected in any manner with any partnership, corporation or other business or entity engaging in a business similar to that of Company anywhere within the Market Area. Notwithstanding the foregoing, the Employee is permitted hereunder to own, directly or indirectly, up to five percent (5%) of the issued and outstanding securities of any financial institution conducting business in the Market Area;

                           (c) call on, service or solicit competing business from customers or prospective customers of Company if, within the twelve (12) months before the termination of Employee's employment, Employee had or made contact with the customer, or had access to information and files about the customer; or

                           (d) call on, solicit or induce any employee of Company whom Employee had contact with, knowledge of, or association with in the course of employment with Company to terminate employment from Company.

                  5.3 Propriety of Non-Compete Covenant. The parties to this Agreement hereby agree that the non-competition provisions set forth in Sections 5.1 and 5.2 are ancillary to this Agreement, which is an otherwise enforceable agreement. Employee agrees that Employee's work for Company's competitor during the Non-Competition Period after termination of employment inevitably would lead to Employee's unauthorized use of Company's Confidential Information, even if such use were unintentional. Because it would be impossible, as a practical matter, to monitor, restrain, or police Employee's use of such Confidential Information other than by Employee's not working for a competitor, Employee agrees that restricting such employment as set forth in this Agreement is the narrowest way to protect Company's interests, and the narrowest way of enforcing Employee's consideration for the receipt of Company's Confidential Information.

                  5.4 Early Resolution Conference. The parties are entering into this Agreement with the understanding that this Agreement is clear and enforceable. If Employee decides to contend that any restriction on activities under this Agreement is not enforceable or does not apply to an activity Employee intends to pursue, Employee first will notify the Board of Directors of the Company in writing and meet with a Company representative at least fourteen
(14) days before engaging in any activity that foreseeably could fall within the questioned restriction to discuss the resolution of such claims (an "Early Resolution Conference"). Should the parties not resolve the dispute at the Early Resolution Conference, the parties may pursue legal recourse.

                  5.5 Injunctive Relief. The Company and Employee acknowledge and agree that breach of any of the covenants made by Employee in this Agreement would cause irreparable injury to the Bank or the Company, which could not sufficiently be remedied by monetary damages; and, therefore, that the Bank and the Company shall be entitled to obtain such equitable relief as declaratory judgments; temporary, preliminary and permanent injunctions, without posting of any bond, and order of specific performance to enforce those covenants or to prohibit any act or omission that constitutes a breach thereof. If the Bank or the Company must bring suit to enforce this Agreement, it shall be entitled to recover its attorneys' fees and costs related thereto.

                  5.6 Tolling of Non-Competition Period. In the event that the Bank or the Company shall file a lawsuit in any Court of competent jurisdiction alleging a breach of any of Employee's obligations under this Agreement, then any time period set forth in this Agreement, including the Non-Competition Period, shall be deemed tolled as of the time such lawsuit is filed and shall remain tolled until such dispute finally is resolved either by written settlement agreement resolving all claims raised in such lawsuit or by entry of a final judgment in such lawsuit and the final resolution of any post-judgment appellate proceedings.

         6.       Term and Termination.

                  6.1      Term. The term of this Agreement shall be for a three
(3) year period ("Term") commencing on the Effective Date and shall automatically be renewed for successive three (3) year periods upon its expiration, unless written notice is provided by either party to the other on or prior to thirty (30) days before the expiration of the then-current Term. Notwithstanding the foregoing, in the event of a Change in Control of the Company at any time during the Term, this Agreement shall be extended automatically with no further action on the part of the Employee or the Company (or its successor) for a period of three (3) years from the date of consummation of the Change of Control.

                  6.2 Termination of Agreement. Except as may otherwise be provided herein, this Agreement may terminate prior to the end of the then-current Term upon the occurrence of:

                           (a)      Thirty (30) days written notice of
termination given by either party to the other; or

                           (b)      Employee's death or, at the Company's
option, upon Employee's becoming Disabled. As used herein, "Disabled" shall have the same meaning as being disabled under the SNB Bancshares, Inc. 2002 Stock Option Plan.

                  6.3 Notice of Termination. Any notice of termination given by Employee to the Company shall specify whether such termination is made with or without Good Reason-Change in Control, as defined in Section 8.2 hereof. Any notice of termination given by the Company to Employee above shall specify whether such termination is with or without Cause, as defined in Section 8.1 hereof.

                  6.4 Obligations of the Bank Upon Termination. Upon termination of Employee's employment for any reason, whether by Employee or by the Company, this Agreement shall terminate without further obligations to Employee, other than those obligations specifically provided in Sections 7.1 or 7.2, if applicable, or those obligations owing or accrued to, vested in, or earned by Employee through the date of termination (collectively referred to as the "Accrued Obligations"), including, but not limited to:

                           (a)      to the extent not theretofore paid,
Employee's annual salary in effect at the time of such termination through the date of termination and any accrued vacation pay not yet paid by the Company; and

                           (b)      in the case of compensation previously
deferred by Employee, all amounts previously deferred (together with any accrued interest thereon) and not yet paid by the Bank; and

                           (c)      all other amounts or benefits owing or
accrued to, vested in, earned by Employee through the date of termination under the then existing or applicable plans, programs, arrangements, and policies of Company.

                  The obligations owing or earned by Employee through the date of termination described in clause (a) above shall be paid by the Company to Employee (or Employee's legal representatives, in the case of his death or disability), as soon as practicable, but within the time required by statute. The aggregate amount of any other obligations owing or accrued to, vested in, or earned by Employee through the date of termination shall be paid by the Company to Employee (or Employee's legal representatives, in the case of his death or disability), in one lump sum within thirty (30) days after the date of termination.

                  Notwithstanding any provision in the Agreement to the contrary, with respect to any stock options or other plans or programs in which the Employee is participating at the time of termination of his employment, the Employee's rights and benefits under each such plan shall be determined in accordance with the terms, conditions, and limitations of the plan and any separate agreement executed by the Employee which may then be in effect.

          7.      Additional Obligations of the Bank Upon Termination.

                  7.1 Good Reason-Change in Control; Other than for Cause Before or After a Change in Control. If Employee terminates this Agreement with Good Reason-Change in Control as defined in Section 8.2 hereof, or if the Company terminates this Agreement without Cause six (6) months before or twelve
(12) months after the occurrence of a Change in Control as defined in Section
8.3 hereof, the Company shall pay to Employee a lump sum cash amount, within thirty (30) days after the date of termination, equal to three (3) times Employee's annual base salary at the highest rate earned by him at any time during the twelve (12) months immediately preceding the date of termination, plus any bonus payments made to Employee in the previous twelve (12) months; provided, however, that such payment shall be limited to an amount that, when added to all other amounts to be received by Employee from the Company that could constitute "parachute payments" (as defined in Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended) (the "Code"), shall not exceed one dollar ($1.00) less than three (3) times Executive's base amount (as defined in Section 280G of the Code), so that no portion of such amount shall constitute a non-deductible payment under Section 280G of the Code. Employee shall also receive continued healthcare coverage to the same extent that Employee elected during employment, with all premiums paid for by the Company, for a period of three (3) years, or until Employee is entitled to health care coverage through Medicare or subsequent employment, whichever period is shortest.

                  7.2 Termination without Cause, Unrelated to a Change in Control. If the Company terminates the Agreement without cause, and such termination does not occur within six (6) months before or twelve (12) months after a Change in Control, as defined in Section 7.6 below, the Company shall pay to the Employee a lump sum cash amount, within thirty (30) days after the date of termination, equal to three (3) times Employee's annual base salary at the highest rate earned by him at any time during the twelve (12) months immediately preceding the date of termination, plus any bonus payments made to Employee in the previous twelve (12) months. Employee shall also receive continued health (medical and dental) coverage to the same extent that Employee elected during employment, with all premiums paid for by the Company, for a period of three (3) years, or until Employee is entitled to health care coverage through Medicare or subsequent employment, whichever period is shortest.

         8. Definitions of "Cause," "Good Reason-Change in Control" and "Change in Control."

                  8.1 Cause. As used in this Agreement, the term "Cause" means (i) willful misconduct by Employee in the course of his employment, (ii) the gross neglect by Employee of his duties as an employee, officer or director of the Company which continues for more than thirty (30) days after written notice from the Company to Employee specifically identifying the gross negligence of Employee and directing Employee to discontinue same, (iii) the commission by Employee of an act, other than an act taken in good faith within the course and scope of Employee's employment, which is directly detrimental to the Bank or Company and which act exposes the Company to material liability,
(iv) a breach of any duty owed to the Company including, but not limited to, the duties of loyalty and confidentiality that is injurious to the Company; or (v) conviction of, or a plea of guilty or no contest to any felony or any misdemeanor involving active and willful fraud or moral turpitude.

                  8.2 Good Reason-Change in Control. As used in this Agreement, the term "Good Reason-Change in Control" means a determination by Employee, within twelve (12) months following the occurrence of a Change in Control, that any one or more of the following events has occurred:

                           (a)      the assignment by the Company or the Bank to
Employee of duties that are inconsistent with the Offices at the time of such assignment, or the removal by the Company from Employee of those duties usually appertaining to the Offices at the time of such removal; or

                           (b)      a change by the Company or the Bank, without
Employee's prior written consent, in Employee's responsibilities to the Company as such responsibilities existed at the time of the occurrence of such Change in Control (or as such responsibilities may thereafter exist from time to time as a result of changes in such responsibilities made with Employee's prior written consent); or

                           (c)      any removal of Employee from, or any failure
to appoint, elect or reelect Employee to the Offices, except in connection with Employee's promotion to a higher office (if any) with the Company or with his prior written consent; or

                           (d)      the Company's direction that Employee
discontinue service (or not seek reelection or reappointment) as a director, officer or member of any corporation or other entity of which Employee is a director, officer or member at the time of the occurrence of such Change in Control, except with his prior written consent; or

                           (e)      the failure of the Company to continue to
provide Employee with office space, related facilities and support personnel (including, but not limited to, administrative and secretarial assistance) that are both commensurate with the Offices and Employee's responsibilities to and positions with the Company at the time of the occurrence of such Change in Control and not materially dissimilar to the office space, related facilities and support personnel provided to other key executive officers of the Company; or

                           (f)      a reduction by the Company in the amount of
Employee's minimum salary specified in Sections 3.1 and 3.2 (or as subsequently increased) and as in effect at the time of the occurrence of such Change in Control, or a failure of the Company to pay such minimum annual salary to the Employee at the time and in the manner specified in Sections 3.1 and 3.2 of this Agreement; or

                           (g)      Employee's principal office space or the
related facilities or support space or the related facilities or support personnel referred to in paragraph (e) of this Section 8.2 cease to be located within the Company's principal executive offices, or for a period of more than 45 consecutive days Employee is required by the Company to perform a majority of his duties outside the Company's principal executive offices; or

                           (h)      the relocation, without Employee's prior
written consent, of the Company's principal executive offices to a location outside the market area in which such offices are located at the time of the occurrence of such Change in Control; or

                           (i)      the failure of the Company to obtain the
assumption by any successor to the Bank or Company of the obligations imposed upon the Company under this Agreement, as required by Section 14 of this Agreement; or

                           (j)      the employment of Employee under this
Agreement is terminated by the Company without Cause; or

                           (k)      the Company notifies Employee of the
Company's intention not to observe or perform one or more of the obligations of the Company under this Agreement; or

                           (l)      the Company breaches any provision of this
Agreement.

                  8.3 Change in Control. As used in this Agreement, the term "Change in Control" shall mean the occurrence with respect to the Company or the Bank of any of the following events:

                           (a)      any person, entity or group (within the
meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than (i) the Bank or the Company (or one of its subsidiaries); (ii) any employee benefit plan sponsored by the Bank or the Company (or one of its subsidiaries); or (iii) any shareholder who owned five percent (5%) of the Company's common stock or Class B Stock on December 31, 2003, shall become the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 30% or more of the outstanding shares of common stock or Class B Stock of the Company or 30% or more of the combined voting power of the then outstanding securities of the Company (as determined under paragraph (d) of Rule 13d-3 promulgated under the Exchange Act, in the case of rights to acquire common stock or other securities); or 30% or more of the outstanding shares of common stock of the Bank or 30% or more of the combined voting power of the then outstanding securities of the Bank;

                           (b)      any person, entity or group (within the
meaning of Section 13(d) or 14(d) of the Exchange Act), other than (i) the Bank or the Company (or one of its subsidiaries); (ii) any employee benefit plan sponsored by the Bank or the Company (or one of its subsidiaries); or (iii) any shareholder who owned five percent (5%) of the Company's common stock of Class B Stock on December 31, 2003, shall purchase securities pursuant to a tender offer or exchange offer to acquire any common stock of the Bank or the Company (or securities convertible into common stock) for cash, securities or any other consideration, provided that after consummation of the offer, the person, entity or group in question is the beneficial owner (as such term is defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of 20% or more of the combined voting power of the then-outstanding securities of the Bank or the Company (as determined under paragraph (d) of Rule 13d-3 promulgated under the Exchange Act, in the case of rights to acquire common stock);

                           (c)      the stockholders of the Bank or the Company
shall approve:

                                    (i)      any liquidation or dissolution of
                                             the Bank or the Company:

                                    (ii)     any sale, lease, exchange or other
                                             transfer (in one transaction or a
                                             series of related transactions) of
                                             all or
                                             substantially all the assets
                                             of the Bank or the Company, other
                                             than to an affiliate of the
                                             Company, or

                                    (iii)    any merger, consolidation or
                                             reorganization of the Bank or the
                                             Parent:

                                            (A)      in which the Bank or the
                                                     Company is not the
                                                     continuing or surviving
                                                     corporation,

                                            (B)      pursuant to which shares of
                                                     common stock of the Bank or
                                                     the Company would be
                                                     converted into cash,
                                                     securities or other
                                                     property,

                                            (C)      with a corporation which
                                                     prior to such merger,
                                                     consolidation or
                                                     reorganization owned 20% or
                                                     more of the combined voting
                                                     power of the
                                                     then-outstanding securities
                                                     of the Bank or the Company,
                                                     or

                                            (D)      in which the Bank or the
                                                     Company will not survive as
                                                     an independent corporation;

                           (d)      a recapitalization or other transaction or
series of related transactions occurs which results in a decrease by 40% or more in the aggregate percentage ownership of the then outstanding common stock of the Company or the Bank, or the combined voting power of the outstanding securities of the Company or the Bank held by the shareholders of the Company or Bank immediately prior to giving effect thereto (on a primary basis or on a fully diluted basis after giving effect to the exercise of stock options and warrants);

                           (e)      either a majority of the directors of the
Company elected at the Company's annual stockholders meeting shall have been nominated for election other than by or at the direction of the "incumbent directors" of the Company, or the "incumbent directors" shall cease to constitute a majority of the directors of the Company. The term "incumbent director" shall mean any director who was a director of the Company on June 15, 2004 and any individual who becomes a director of the Company subsequent to June 15, 2004 and who is elected or nominated by or at the direction of at least two-thirds of the then incumbent directors; or

                           (f)      any other event or circumstance which is not
covered by the foregoing subsections but which the Board of Directors of the Company determines to affect control of the Company and with respect to which the Board of Directors adopts a resolution that the event or circumstance constitutes a Change in Control for purposes of the Agreement.

         9. Notices. Any notice under this Agreement must be in writing and may be given by certified or registered mail, postage prepaid, addressed to the party or parties to be notified with return receipt requested, or by delivering the notice in person. For purposes of notice, the address of Employee or any administrator, executor or legal representative of Employee or his estate, as the case may be, shall be the last address of the Employee on the records of the Company. Notice to the Company shall be as follows: SNB Bancshares, Inc., 14060 Southwest

Freeway, Sugar Land, Texas 77478, attn: Chairman of the Board of Directors, with a copy to the Secretary of Company at the foregoing address.

         10. Controlling Law. This Agreement shall be governed by the laws of the State of Texas.

         11. Entire Agreement. This Agreement contains the entire agreement of the parties and may only be amended in writing signed by both parties; provided, that no amendment to this Agreement shall be effective unless authorized by resolution of the Board of Directors and signed on behalf of the Company by a duly authorized officer of the Company other than Employee.

         12. Remedies, Modification and Separability. Employee and the Company agree that Employee's breach of Sections 4 and 5 of this Agreement will result in irreparable harm to the Company, that no adequate remedy at law is available, and that the Company shall be entitled to injunctive relief; however, nothing herein shall prevent the Company from pursuing any other remedies at law or at equity available to the Company. Should a court of competent jurisdiction declare any of the covenants set forth in Sections 4 or 5 unenforceable, the court shall be empowered to modify or reform such covenants so as to provide relief reasonably necessary to protect the interests of the Company and Employee and to award injunctive relief, or damages, or both, to which the Company may be entitled. If any provision of this Agreement is declared by a court of last resort to be invalid, the Company and Employee agree that such declaration shall not affect the validity of the other provisions of this Agreement. If any provision of this Agreement is capable of two constructions, one of which would render the provision void and the other of which would render the provision valid, then the provision shall have the construction which renders it valid.

         13. Preservation of Business; Fiduciary Responsibility. Employee shall use his best efforts to preserve the business and organization of the Company, to keep available to the Company the services of its present employees and to preserve the business relations of the Company with suppliers, distributors, customers and others. Employee shall observe and fulfill proper standards of fiduciary responsibility attendant upon his Offices.

         14. Assignments. This Agreement is personal to Employee and without the prior written consent of the Company shall not be assignable by Employee other than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Employee's legal representatives and heirs. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. The Company shall require any corporation, entity, individual or other person who is the successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business or assets of the Company or the Bank to expressly assume and agree to perform, by a written agreement in form and substance satisfactory to Employee, all of the obligations of the Company under this Agreement. As used in this Agreement, the term "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, written agreement, or otherwise.

         15. Waiver of Breach. The waiver by the Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver by the Company of any subsequent breach of Employee; and the waiver by the Employee of a breach of any provision of this Agreement by the Company shall not operate or be construed as a waiver by the Employee of any subsequent breach of the Company.

         16. Revocation of Previous Employment Agreements. Any and all previous employment agreements existing between the Company and Employee are revoked and canceled.

         17. Headings. The section headings in this Agreement are for convenience of reference and shall not be used in the interpretation or construction of this Agreement.

         18. Attorney's Fees. In the event Company or Employee breaches any term or provision of this Agreement and the other party employs an attorney or attorneys to enforce the terms of this Agreement, then the breaching or defaulting party agrees to pay the other party the reasonable attorney's fees and costs incurred to enforce this Agreement.

         19. Execution. This Agreement may be executed in multiple counterparts each of which shall be deemed an original and all of which shall constitute one instrument.

                            [SIGNATURE PAGE FOLLOWS]

Employee acknowledges that he has read this Agreement and understands that signing this Agreement is a condition of employment.

         IN WITNESS WHEREOF, this Agreement is executed as of the 20th day of July, 2004.

                                     SNB BANCSHARES, INC.,

/s/ Harvey E. Zinn
---------------------                By: /s/ Caralisa Simon
HARVEY E. ZINN                           -------------------------------------
                                     Name:   Caralisa Simon
                                          ------------------------------------
                                     Title:  Chairman of the Board
                                            ----------------------------------